DISTRIBUTION AGREEMENT

     THIS AGREEMENT is entered into and effective this 21st day of August, 2001 by and between Vital Living, Inc., a Nevada corporation ("VL") and Advanced Medical China Ltd., a Hong Kong Limited Company ("AMC").

                                  Recitals

     A. VL is in the business of, among other things, developing and distributing nutritional products (the "Products"). VL wishes to distribute such Products through AMC distribution channels in China, Taiwan and Hong Kong (the "Territory").

     B. AMC sells products to medical facilities in the Territory. Principles of AMC are also developing a medical facility in Beijing (the "Beijing International Heart Hospital"). AMC wishes to distribute the
Products on behalf of VL in the Territory to AMC customers and through the Beijing International Heart Hospital. The parties therefore agree to the following terms and conditions:

                            Terms and Conditions

     1. Product Distribution. AMC will offer the Products as part of its general line of products to all AMC existing cardiovascular physician customers, hospitals and any other customers to which it currently offers product and to any new customer within the Territory, including the Beijing International Heart Hospital. AMC will not offer or sell any other nutritional products during the term of this Agreement. AMC will be Vital Livings exclusive distributor in the territory during the term. AMC will purchase all Products directly from VL in accordance with paragraph 3. AMC will assist in obtaining the necessary government approvals for importing the Products to the Territory and will ensure that the Products and distribution thereof complies with all applicable laws and regulations of the country or territory.

2. Product Marketing. AMC will market the Products within the Territory. All marketing materials must be approved by VL. AMC will assist in the translation of any materials required for registration in the Territory. All translated materials will be owned by VL. VL grants AMC a limited license to use VL's name, marketing materials and any VL logos or trademarks solely in connection with marketing the Products and performing this Agreement. AMC will enable VL products to be prominently displayed at the Beijing International Heart Hospital. AMC will display and distribute Product information literature, provide education and information to assist physicians and medical personnel in promoting the Products to patients, and assist in promotion of the Products through local media. AMC will maintain a specified inventory of Products to meet patient demand.
3. Payment Terms. AMC will pay for all Products in U.S. dollars according to ordering and payment procedures to be established by the parties. All Products will be shipped to an American location and AMC will be responsible for delivery to AMC's Beijing distribution center.

4. Consideration. As consideration for AMC's services, VL will grant AMC the option to purchase 1,000,000 shares of common stock of VL at $.35 per share, of which 300,000 shares will vest upon execution of this Agreement; provided, however, that such shares are subject to recall by VL if gross aggregate sales of the Products by does not equal or exceed $2,000,000 within the first 30 months of the effective date of this Agreement. The balance of the options will vest subject to the following sales performance schedule being achieved within 30 months of execution of this Agreement: 100,000 shares will vest when gross aggregate sales of the Products by AMC equal or exceed $5,000,000; 200,000 shares when gross aggregate sales of the Products by AMC equal or exceed $8,000,000; 200,000 shares when gross aggregate sales of the Products by AMC reach $12,000,000; and the remaining 200,000 shares when gross aggregate sales of the Products equal or exceed $15,0000,000. This Agreement is based on a guaranteed purchase by AMC of the Product based on a 30% mark-up over VL's cost. For purposes of this Agreement, VL's cost is defined as a fully loaded bill of materials. All vested shares will be exercisable but subject to a lock-up for trading for twelve months from the date on which such shares vest in accordance with the stock option agreement attached hereto as Exhibit A.

5.   Term.   This Agreement will continue for five years from the effective date of this Agreement and will automatically renew for additional one-year terms unless either party gives notice of its intent not to renew the Agreement not less than sixty (60) days prior to the end of the then current term. Either party may terminate the Agreement upon thirty (30) days written notice of material breach and the breaching party's failure to cure the breach within such thirty-day period. Upon termination of this Agreement, AMC will return all Products and marketing materials to VL and cease distribution of the Products.

6. Confidentiality. In connection with this Agreement, the parties may develop, acquire, or be granted access to trade secrets and other information that is confidential and proprietary to the other party or to third parties. Such information includes but is not limited to patient lists and information, costs of manufacturing, technical data, methods, processes, know-how, business and marketing strategies, operations, research and development, business opportunities, and financial data. The parties will not at any time during or after termination of this Agreement, directly or indirectly, divulge, use or permit the use of any confidential or proprietary information of the other, except as required in the course of this Agreement. Upon termination of this Agreement, the parties will immediately turn over to the other all confidential information materials belong to such part, including all copies thereof or notes relating thereto, in such party's possession or otherwise subject to its control. Notwithstanding the above, the following materials will not be deemed confidential:

           (i) Information which was in the public domain at the time of disclosure (provided, however, that collection or compilation of publicly available information will be considered proprietary if the disclosing party's collection or organization of the material would be difficult or time-consuming to replicate);

           (ii) Information which was published or otherwise became part of the public domain after disclosure to the receiving party through no fault of the receiving party (but only after, and only to the extent that, it is published or otherwise becomes a part of the public domain); and

          (iii) Information which was received from a third party who did not acquire it, directly or indirectly, from the disclosing party under an obligation of confidence except where required by law.

The receiving party will have the burden of establishing the existence of these conditions by objective or verifiable evidence.

      7. Warranty. The Products are provided "AS IS." VL specifically disclaims all warranties express or implied regarding the Products including any warranty of merchantability or fitness for a particular purposed. AMC will not make any representation or warranty regarding the Products except as provided herein.

     8. Limitation of Liability. AMC's sole right and exclusive remedy for breach of this Agreement by VL is to terminate this Agreement as provided herein and to recover any amounts paid to VL for the Products during the preceding three (3) months. IN NO EVENT IS VL LIABLE TO AMC FOR ANY DIRECT OR CONSEQUENTIAL DAMAGES INCURRED IN CONNECTION WITH OR ARISING OUT OF USE OR DISTRIBUTION OF THE PRODUCTS OR ANY BREACH OF THIS AGREEMENT BY VL,
REGARDLESS OF THE FORM OF ACTION AND EVEN IF VL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS. VL's sole right and exclusive remedy for breach of this Agreement by AMC is to terminate this Agreement. IN NO EVENT IS AMC LIABLE TO VL FOR ANY DIRECT OR CONSEQUENTIAL DAMAGES INCURRED IN CONECTION WITH OR ARISING OUT OF USE OR DISTRIBUTION OF THE PRODUCTS OR ANY BREACH OF THIS AGREEMENT BY AMC, REGARDLESS OF THE FORM OF ACTION AND EVEN IF AMC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS.

      9. Indemnity. AMC will defend, indemnify and hold VL, its authorized sublicensees, successors and assigns, and its directors, officers, employees and agents, harmless for, from and against all claims, liabilities, damages, costs and expenses, including without limitation reasonable attorneys' fees, arising from or in connection with any breach or alleged breach by AMC of any agreement made by AMC hereunder, or arising from or in connection with AMC's distribution of the Products pursuant hereto. VL will have the right of approval, not to be unreasonably withheld, of any attorneys or other counsel retained by AMC for the performance of AMC's obligations pursuant to this Paragraph 9. The terms and provisions of this Paragraph 9 will survive termination or expiration of this Agreement. VL will indemnify and hold AMC, its authorized sublicenses, successors and assigns, and its directors, officers, employees and agents, harmless for, from and against all claims, liabilities, damages, costs and expenses, including without limitation reasonable attorneys' fees, arising from or in connection with any breach or alleged breach by VL of any agreement made by VL hereunder. The terms and provisions of this Paragraph 9 will survive termination or expiration of this Agreement.

     10. Notice. Any notice or other communications required or that may be given pursuant to this Agreement will be in writing and will be delivered personally, or sent by facsimile or electronic mail with confirmation by recognized overnight carrier, to the address of the party as set forth below or to any other address requested by the respective parties after giving written notice to the other party.

     11. Governing Law. This Agreement will be governed by and construed in accord with the laws of the State of Arizona. All disputes will be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in Phoenix, Arizona, except that either party may apply to a court of competent jurisdiction solely for interlocutory injunctive relief to maintain the status quo pending the results of the arbitration. The prevailing party in any dispute will be entitled to recover its reasonable attorneys' fees and related costs and expenses incurred in connection therewith.

     12. Severability. If any court of competent jurisdiction rules any provision of this Agreement invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions will not be affected or impaired in any way.

     13. Entire Agreement. This Agreement constitutes the entire, integrated agreement among the parties regarding the subject matter hereof and supersedes any and all prior and contemporaneous agreements, representations, and understandings of the parties.

     14. Assignment. Neither party will assign this Agreement or any of its rights or obligations hereunder without the prior consent of the other party; provided, however, that either party may assign this Agreement and its rights and obligations hereunder, with prior notice to the other party, to any person or entity that purchases all or substantially all of its assets, or that merges with or into such assigning party, or that is under common ownership or control of the assigning party, and that agrees in writing to be bound by the terms hereof.

     15. Force Majeure. Neither party will be liable to the other for failure to carry out this Agreement in whole or in part when such failure is due to strikes, lockouts or other labor problems, inability to obtain materials, or acts of God, freight embargoes, transportation delays, any existing or future laws or acts of the Federal, State or Local government or any other occurrences beyond its control. A party so affected shall immediately advise the other in writing, describing the cause of the failure, and estimating, if possible, the duration of the interruption. The parties shall cooperate within reason to mitigate the effects of the interruption.
If the interruption continues for a period of ninety (90) days, either party may terminate this Agreement.


Vital Living, Inc.,                Advanced Medical China Ltd.,
a Nevada corporation               a Hong Kong Limited Company


By: Bradley D. Edson          By: Kevin J. MacDonald
   (Print Name)                    (Print Name)

By:/S/ Bradley D. Edson       By: /S/ Kevin J. MacDonald
   (Signature)                     (Signature)

Its: C.E.O                    Its: Managing Director

                                                      EXHIBIT A

                           STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT ("Agreement") is entered into as of August ____, 2001, between Vital Living, Inc., a Delaware corporation ("VL"), and Advanced Medical China Ltd., a Hong Kong Limited Company ("AMC").


                                  RECITALS

     WHEREAS, VL and AMC have entered into an Agreement of even date herewith (the "Distributor Agreement") and unless otherwise defined herein, the terms defined in the Distributor Agreement shall have the same defined meanings in this Stock Option Agreement (the "Option Agreement"); and

      WHEREAS, as consideration for AMC's performance under the terms of the Distributor Agreement, VL has agreed to grant the AMC an option to purchase certain shares of its common stock.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VL hereby grants an Option to acquire certain shares of its common stock on the terms and conditions hereinafter set forth:

                            TERMS AND CONDITIONS

     1. Grant of Option. VL irrevocably grants to AMC the right and option (the "Option Right") to purchase all or any part of an aggregate of up to One Million (1,000,000) shares of common stock (the "Shares") on the terms and conditions set forth herein.

     2. Purchase Price. The purchase price of the Shares acquired pursuant to the exercise of an Option Right shall be thirty-five cents ($0.35) per Share. The purchase price shall be paid in the manner set forth in Section 8 hereof.

      3. Vesting. Subject to the terms of this Agreement, AMC's right to acquire Shares pursuant to the exercise of an Option Rights as provided herein shall initially vest in the amount of 300,000 shares upon execution of this Agreement; provided, however, that such shares are subject to recall by VL if gross aggregate sales of the Products by does not equal or exceed $2,000,000 within the first 30 months of the effective date of this Agreement as provided in paragraph 4 of the Distributor Agreement. The balance of the options will vest subject to the following sales performance schedule being achieved within 30 months of execution of this Agreement: 100,000 shares will vest when gross aggregate sales of the Products by AMC equal or exceed $5,000,000; 200,000 shares when gross aggregate sales of the Products by AMC equal or exceed $8,000,000; 200,000 shares when gross aggregate sales of the Products by AMC reach $12,000,000; and the remaining 200,000 shares when gross aggregate sales of the Products equal or exceed $15,0000,000. This Agreement is based on a guaranteed purchase by AMC of the Product based on a 30% mark-up over VL's cost. For purposes of this Agreement, VL's cost is defined as a fully loaded bill of materials.

      4. Term of Option. The Option Right for vested shares shall expire two years from the date AMC becomes vested in the right to acquire the Shares to the extent any of the Shares are not acquired pursuant to the Option Right as of that date.

      5. Transferability. The Option Right may be transferred by AMC upon prior written notice to VL provided that the transferee becomes a party to this Option Agreement and the Development Agreement and agrees to be bound by the terms thereof and VL consents to such transfer, which consent will not be unreasonably withheld. Otherwise, the Option Right may not be sold, assigned, transferred, pledged, hypothecated, or disposed of in any manner, such not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted prohibited sale, assignment, transfer, pledge, hypothecation, or other disposition contrary to the provisions hereof, and the levy of execution, attachment, or similar process upon the Option Right, shall be null and void and without effect.

      6. Additional Agreements. AMC understands that the Common Shares subject to the Option Right have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are subject to substantial restrictions on transfer set forth in the Securities Act and the rules and regulations of the Securities and Exchange Commission adopted thereunder. AMC acknowledges and agrees that VL is under no obligation to register the Shares. AMC represents and warrants, and shall be deemed to have affirmed such representations and warranties upon each exercise of an Option Right hereunder, that AMC is acquiring the Shares for his account for investment purposes and not with a view to the distribution of such shares within the meaning of the Securities Act. All certificates for Shares issued pursuant to the exercise of Option Rights granted hereunder shall bear a legend evidencing and restricted nature of the Shares. Without limiting the foregoing, upon each exercise of all or any portion of the Option Right, AMC agrees to execute and deliver to VL a subscription offer in form and substance reasonably accepted to VL.

      7. Lock-Up Period. AMC hereby agrees that, if so requested by VL or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of VL under the Securities Act, AMC shall not sell or otherwise transfer any Shares or other securities of VL during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by VL) (the "Market Standoff Period") following the effective date of a registration statement of VL filed under the Securities Act. Such restriction shall apply only to the first registration statement of VL to become effective under the Securities Act that includes securities to be sold on behalf of VL to the public in an underwritten public offering under the Securities Act. VL may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     8.   Method of Exercising.

           (a) Notice of Exercise/Payment of Purchase Price. The Option Right may be exercised by written notice to the Board of Directors of VL, at VL's main office, or at such other address as VL, by notice to AMC, may designate from time to time. The notice from AMC shall state the election to exercise the Option Right and the number of Shares with respect to which the Option Right is being exercised, and shall be signed by the person or persons exercising the Option Right. Such notice shall be accompanied by payment or the full purchase price of such Shares, in cash or by cashier's or certified check, or other cash equivalent acceptable to VL, in an amount equal to the full Option Price of the Shares for which the Option Right is being exercised. The Option Right must be exercised in minimum blocks of 10,000 or more Shares. AMC shall be permitted to exercise his Option Right once per calendar year without incurring any expenses associated with the exercise of the option, except those expenses provided in Sections 2 of his Agreement. For any additional exercises of AMC's Option Rights during the same calendar year, AMC shall pay all reasonable costs incurred by VL in connection with fulfilling its obligations in accordance with this Agreement.

          (b) Stock Certificates. As soon as practicable after the exercise of an Option Right, and following VL's receipt of notice and payment of the exercise price and AMC's payment of all expenses to be borne by AMC, VL shall deliver a certificate or certificates representing any Shares acquired hereunder. All Shares that shall be purchased upon the exercise of an Option Right as provided herein shall be fully paid and nonassessable.

      9. Reservation of Shares. VL shall at all times during the term of the Option Right reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirement of this Agreement, shall pay all fees, expenses, and taxes necessarily incurred by VL in connection therewith, and shall use its good faith efforts to comply with all laws, rules, and regulations which, in the opinion of counsel for VL, shall be applicable thereto.

      10. Adjustment for Recapitalization. In the event of any stock dividend or stock split made by the Board of Directors of VL, to the number and kind of Shares and the price per Share subject to this Agreement, then any new or additional shares of Common Stock or different shares to which AMC may become entitled shall be subject to the terms, conditions and restrictions herein contained relating to the Shares, and such shares shall contain a legend indicating that they are subject to the restrictions set forth herein.

      11. Action Taken in Good Faith. No member of the Board of Directors, nor any officer or employee of VL acting on behalf of the Board, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Agreement.

     12. Rights as Shareholder. AMC shall not by reason of the Option Right have any rights of a shareholder of VL until AMC shall, from time to time, have duly exercised the Option Right, and upon each such exercise, AMC shall have, with respect to the number of Common Shares as to which the Option Right is then exercised, all rights of a shareholder of record from the date of such exercise, irrespective of whether certificates to evidence the Common Shares with respect to which the Option Right was exercised shall have been issued on such date.

     13.  Miscellaneous.

           (a) Waiver. The waiver of any provision of this Agreement will not be effective unless in writing and executed b the party against whom enforcement of the waiver is sought.

           (b)   Entire  Agreement.   This  Agreement  and  the  Distributor
Agreement constitute the entire integrated agreement among the parties pertaining to the subject matter hereof, and supercede all prior and contemporaneous agreements, representations, and understandings of the parties. This Agreement may not be amended except by written instrument executed by the parties.

           (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to its conflict of laws principles.

           (d)  Severability.   If any provision of this Agreement is held to
be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall be severable and no affected thereby.

           (e) Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

           (f) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereunder or any breach or default under this Agreement shall impair any such right, power, or remedy, nor shall it be construed as a waiver of or acquiescence to any such breach or default or of or in any similar breach or default occurring later; nor shall any waiver or any single breach or default be deemed a waiver of any other breach or default occurring before or after the waiver. Any waiver, permit, consent, or approval of any kind of any breach or default under this Agreement or of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically stated in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any part shall be cumulative.

           (g) Headings. The headings in this Agreement have been inserted for convenience only and shall not affect the meaning or interpretation of any provision in this Agreement.

           (h) Assignment. The rights and obligations of VL and AMC hereunder shall inure to the benefit of and shall be binding on their successors and assigns. This provision in no way modifies the transferability of this Agreement as set forth in Section 5.

      IN WITNESS WHEREOF, the undersigned have duly executed this Option Agreement effective as of the day and year first above written.



Vital Living, Inc.,                   Advanced Medical China Ltd.,
a Delaware corporation                a Hong Kong Company



By:/S/ Bradley D. Edson               By: /S/ Kevin J. MacDonald

Printed Name: Bradley D. Edson        Printed Name: Kevin J. MacDonald

Its: C.E.O.                           Its: Managing Director